As filed with the Securities and Exchange Commission on March 26, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENFIT S.A.

(Exact name of registrant as specified in its charter)

France (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	Not applicable (I.R.S. Employer Identification No.)

Parc Eurasanté

885, avenue Eugène Avinée

59120 Loos, France

+33 3 20 16 4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, NY 10036

+1 800 927 9801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc A. Recht Brian F. Leaf Katie A. Kazem Cooley LLP 500 Boylston Street Boston, MA 02116 +1 617 937 2300	Bertrand Sénéchal Linklaters LLP 25 rue de Marignan 75008 Paris, France +33 1 56 43 56 43	Mitchell S. Bloom Edwin M. O’Connor Markus Bauman Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 +1 617 570 1000	Linda Hesse Florent Bouyer Jones Day 2, rue Saint-Florentin 75001 Paris, France + 33 1 56 59 39 39

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-229907)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Ordinary shares, nominal value €0.25 per share(1)	$3,999,700	$484.76

(1)     All of the offered ordinary shares will be in the form of American Depositary Shares, or ADSs, in the U.S. offering, with each ADS representing one ordinary share of the registrant. ADSs issuable upon deposit of the ordinary shares registered hereby are being registered pursuant to a separate registration statement on Form F-6 (File No. 333-230265), including any amendments thereto.

(2)     The registrant previously registered securities at an aggregate offering price not to exceed $151,397,500 on a Registration Statement on Form F-1, as amended (File No. 333-229907), which was declared effective by the U.S. Securities and Exchange Commission on March 26, 2019 (the “Initial Registration Statement”). In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $3,999,700 is hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares and does not include the securities that the Registrant previously registered on the initial Registration Statement. The Initial Registration Statement and this Registration Statement include securities that are being offered in a private placement in Europe (including France) and other countries outside of the United States, but which may be resold from time to time in the United States in transactions requiring registration under the Securities Act of 1933, as amended, or the Securities Act, or an exemption therefrom. The securities to be sold in the U.S. offering and the European private placement are subject to reallocation between them.

(3)     Based on the public offering price of $20.32 per ADS.

(4)     The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed total offering size, and the number of securities being registered has been omitted.

The registration statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the U.S. Securities and Exchange Commission (the “Commission”) with respect to the registration of additional ordinary shares, nominal value €0.25 per share, of GENFIT S.A. (the “Registrant”), pursuant to Rule 462(b) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form F-1, as amended (File No. 333-229907) (the “Initial Registration Statement”). This Registration Statement is being filed for the sole purpose of registering an increase in the maximum aggregate offering price of $3,999,700 of securities of the same class as were included in the Initial Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and incorporated by reference into this Registration Statement.

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Linklaters LLP.

23.1	Consent of Ernst & Young et Autres.

23.2	Consent of Linklaters LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form F-1 (File No. 333-229907), filed with the Commission on February 27, 2019 and incorporated herein by reference).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Loos, France, on March 26, 2019.

GENFIT S.A.

By:	/s/ Jean-François Mouney
Jean-François Mouney
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jean-François Mouney	Chief Executive Officer and Chairman of the Board of Directors	March 26, 2019
Jean-François Mouney
(Principal Executive Officer)

/s/ Nathalie Huitorel	Executive Vice President and Chief Financial and Administrative Officer	March 26, 2019
Nathalie Huitorel
(Principal Financial and Accounting Officer)

*	Vice-Chairman of the Board of Directors	March 26, 2019
Xavier Guille Des Buttes

*	Director	March 26, 2019
Catherine Larue, Ph.D.

*	Director	March 26, 2019
Anne-Hélène Monsellato

*	Director	March 26, 2019
Frédéric Desdouits

*	Director	March 26, 2019
Florence Séjourné

*	Director	March 26, 2019
Philippe Moons

*By:	/s/ Jean-François Mouney
Jean-François Mouney, Attorney-in-fact

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of GENFIT S.A. has signed this Registration Statement on March 26, 2019.

GENFIT CORP.

By:	/s/ Jean-François Mouney
Jean-François Mouney
President

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